Exhibit 3.42

RESTATED

CERTIFICATE OF INCORPORATION

OF

INTERACTIVE MARKET SYSTEMS, INC.

(Under Section 807 of the Business Corporation Law)

INTERACTIVE MARKET SYSTEMS, Inc., a corporation organized and existing under and by the virtue of the laws of the State of New York (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is INTERACTIVE MARKET SYSTEMS, INC. and the Corporation was originally incorporated under the name EMARK, INC.

SECOND: The Certificate of Incorporation of the Corporation was filed by the New York Department of State on November 4, 1983.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended such that the address of the Corporation at which the Secretary of State shall deliver any papers served upon the Secretary on behalf of the corporation is changed and such that the appointment of a registered agent other than the Secretary of State acting on behalf of the Corporation is deleted. The Certificate of Incorporation of the Corporation, as Restated hereby, shall read in its entirety as follows:

“l. The name of the corporation shall be “INTERACTIVE MARKET SYSTEMS, INC.” (hereinafter sometimes called the “Corporation”).

2. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

3. The office of the Corporation in the State of New York shall be located in the City of New York, County of New York, State of New York.

4. The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares, each having a par value of $0.1.

5. The Secretary of State of New York is hereby designated as the agent of the Corporation upon whom any process may in any action or proceeding against it be served. The post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon him is:

INTERACTIVE MARKET SYSTEMS, INC.

c/o VNU Business Information Services, Inc.

201 North Union Street

Alexandria, Virginia 22314

6. The By-Laws of the Corporation may be adopted, amended or repealed by a vote of the majority of the directors present at a meeting of the Board of Directors of the Corporation at which a quorum is present.”

FOURTH: This Amended and Restated Certificate of Incorporation was authorized in accordance with Section 803(a) of the New York Business Corporation Law by the written consent of the Corporation’s sole director followed by the written consent of the Corporation’s sole stockholder.

CERTIFICATE OF MERGER

OF

IMS SUB, INC.

INTO

INTERACTIVE MARKET SYSTEMS, INC.

Under Section 904 of the Business Corporation Law

The undersigned, Charles E. Leonard, III and Erich R. Eiselt, being, respectively, the Chairman and Secretary of INTERACTIVE MARKET SYSTEMS, INC., a domestic corporation duly organized and existing under and by virtue of the laws of the State of New York and Charles E. Leonard, III and Erich R. Eiselt being, respectively, the Chairman and Secretary of IMS SUB, INC., a domestic corporation duly organized and existing hereby certify and set forth:

1. The name of such constituent corporation is as follows:

INTERACTIVE MARKET SYSTEMS, INC., a New York corporation

IMS SUB, INC., a New York corporation

2. The name of the surviving corporation is INTERACTIVE MARKET SYSTEMS, INC.

3. The designation and number of outstanding shares of each class and series of INTERACTIVE MARKET SYSTEMS, INC. are as follows:

Class of Securities	Number of Shares Outstanding
Common Stock (par value $.01)	500

The holders of Common Stock are entitled to vote and to vote as a class.

4. The designation and number of outstanding shares of IMS SUB, INC. are as follows:

Class of Securities	Number of Shares Outstanding
Common Stock (par value $1.00)	100

The holders of Common Stock are entitled to vote and to vote as a class.

5. There are no amendments or changes to be made in the certificate of incorporation of INTERACTIVE MARKET SYSTEMS, INC.

6. The certificate of incorporation of INTERACTIVE MARKET SYSTEMS, INC. was filed by the Department of State on the 4th day of November, 1983 under the name EMARK, INC.

7. The certificate of incorporation of IMS SUB, INC. was filed by the Department of State on the 30th day of July, 1981 under the name IMS/ADSERVE INCORPORATED.

8. The merger of INTERACTIVE MARKET SYSTEMS, INC. and IMS SUB, INC. (the “Merger”) was authorized with respect to both such corporations by adoption and approval of a Plan of Merger by the unanimous written consent of their respective Boards of Directors in accordance with Section 708 of the Business Corporation Law in the written consent of their respective sole stockholders in accordance with Section 615 of the Business Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 30th day of December, 1991 and affirm the statements contained herein as true under penalties of per jury.

INTERACTIVE MARKET SYSTEMS, INC.

By:	/s/ Charles E. Leonard
	Name:	Charles E. Leonard, III
	Title:	Chairman

By:	/s/ Erich R. Eiselt
	Name:	Erich R. Eiselt
	Title:	Secretary

IMS SUB, INC.

By:	/s/ Charles E. Leonard
	Name:	Charles E. Leonard, III
	Title:	Chairman

By:	/s/ Erich R. Eiselt
	Name:	Erich R. Eiselt
	Title:	Secretary

CERTIFICATE OF CHANGE

OF

INTERACTIVE MARKET SYSTEMS, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

FIRST: The name of the corporation is Interactive Market Systems, Inc.

SECOND: The Certificate if Incorporation of said corporation was filed by the Department of State on November 4, 1983 under the name Emark, Inc.

THIRD: The following was authorized by the Board of Directors.

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o VNU Business Information Services, Inc. 201 North Union Street, Alexandria Virginia 22314 to Interactive Market Systems, Inc., c/o VNU, Inc., 770 Broadway, New York, New York 10003.

To revoke the authority of the registered agent.

/s/ Frederick A. Steinmann
Frederick A. Steinmann
Vice President